SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 13, 2005

FINANCIAL INDUSTRIES CORPORATION

(Exact name of Registrant as specified in charter)

Texas	0-4690	74-2126975
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

6500 River Place Blvd., Building One

Austin, Texas 78730

(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 404-5000

Former name or former address, if changed since last report - Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

Item 1.02 Termination of a Material Definitive Agreement.

Financial Industries Corporation (“FIC”) announced the retirement of Theodore A. Fleron, effective January 3, 2006. Mr. Fleron has served as Vice President, General Counsel and Secretary of FIC since 1996, and as General Counsel of FIC’s life insurance subsidiaries since 1989. Prior to joining FIC, Mr. Fleron held various positions in the Legal Department of CIGNA Corporation in Philadelphia, Pennsylvania. Concurrent with his retirement, Mr. Fleron resigned his positions as an officer of FIC, as well as his positions as an officer and director of various subsidiaries of FIC. In addition, Mr. Fleron’s three-year employment agreement with FIC, which was entered into as of December 13, 2002, expired as of December 13, 2005. Mr. Fleron will remain an employee of FIC until January 3, 2006.

A copy of the employment agreement was attached as an exhibit to FIC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL INDUSTRIES CORPORATION

Date: December 19, 2005	By:	/s/ Michael P. Hydanus
Interim Chief Executive Officer